UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2024

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2024, Power Solutions International, Inc. (the “Company” or “PSI”) amended its $130 million uncommitted senior secured revolving credit agreement (the “Fourth Amended and Restated Credit Agreement”), with Standard Chartered Bank, as administrative agent (“Standard Chartered”), and the lenders party thereto from time to time. The Fourth Amended and Restated Credit Agreement extends the maturity date of loans outstanding under its previous credit facility to the earlier of March 21, 2025 or the demand of Standard Chartered. The Fourth Amended and Restated Credit Agreement has an outstanding principal balance of $50 million with no principal payments scheduled as of the date of this Current Report.

The Fourth Amended and Restated Credit Agreement is subject to customary events of default and covenants, including minimum consolidated EBITDA and Consolidated Interest Coverage Ratio covenants for the second and third quarters of 2024. Borrowings under the Fourth Amended and Restated Credit Agreement will incur interest at either the alternate base rate or the Secured Overnight Financing Rate (“SOFR”) plus 3.45% per annum.

The obligations under the Fourth Amended and Restated Credit Agreement are unconditionally guaranteed, on a joint and several basis, by certain wholly-owned, existing and subsequently acquired or formed direct and indirect domestic subsidiaries of the Company, subject to customary exceptions. The obligations under the Fourth Amended and Restated Credit Agreement are secured by substantially all assets of the Company and the Company’s wholly-owned subsidiaries.

In connection with the Fourth Amended and Restated Credit Agreement, on March 22, 2024, the Company also amended one of its existing shareholder’s loan agreements with its majority stockholder, Weichai America Corp. (“Weichai”), to among other things, extend the maturity date thereof. The Company and Weichai agreed not to renew the first shareholder’s loan agreement, which expired on March 24, 2024, providing the Company with a $130.0 million subordinated loan under which Weichai was obligated to advance funds solely for purposes of repaying outstanding borrowings under the Third Amended and Restated Uncommitted Revolving Credit Agreement dated as of March 24, 2023 among the Company, certain subsidiaries of the Company party thereto, Standard Chartered, as administrative agent, and the lenders party thereto from time to time if the Company was unable to pay such borrowings. The shareholder’s loan agreement providing the Company with a $30 million subordinated loan at the discretion of Weichai at an annual interest rate equal to SOFR plus 4.05% per annum (the “$30 Million Second Amended and Restated Shareholder’s Loan Agreement”) was amended to extend the maturity date from March 31, 2024 to March 31, 2025. Further, if the applicable term SOFR is negative, the interest rate per annum shall be deemed to be 4.05% per annum. If the interest rate for any loan is lower than Weichai’s borrowing cost, the interest rate for such loan shall be equal to Weichai’s borrowing cost plus 1%. The $30 Million Second Amended and Restated Shareholder’s Loan Agreement is subject to customary events of default and covenants. The Company has covenanted to secure any amounts borrowed under the $30 Million Second Amended and Restated Shareholder’s Loan Agreement upon payment in full of all amounts outstanding under the Fourth Amended and Restated Credit Agreement.

As of March 22, 2024, the Company had borrowed approximately $19.8 million under the $30 Million Second Amended and Restated Shareholder’s Loan Agreement.

The Company also previously entered into two other loan agreements with Weichai, including the $25 million Second Amended and Restated Shareholder’s Loan Agreement (the “$25 Million Second Amended Shareholder’s Loan Agreement”) and the $50 Million Second Amended and Restated Shareholder’s Loan Agreement (the “$50 Million Second Amended Shareholder’s Loan Agreement”). The $25 Million Second Amended Shareholder’s Loan Agreement will mature on May 20, 2024 and the $50 Million Second Amended Shareholder’s Loan Agreement will mature on November 30, 2024. The Company intends to work with Weichai to extend both the $25 Million Second Amended Shareholder’s Loan Agreement and the $50 Million Second Amended Shareholder’s Loan Agreement as the maturity date of each agreement approaches. As of March 22, 2024, both the $25 Million Second Amended Shareholder’s Loan Agreement and the $50 Million Second Amended Shareholder’s Loan Agreement have been fully drawn.

The foregoing descriptions of the Fourth Amended and Restated Credit Agreement and the $30 Million Second Amended and Restated Shareholder’s Loan Agreement are each qualified in their entirety by the full text of the Fourth Amended and Restated Credit Agreement and the $30 Million Second Amended and Restated amended Shareholder’s Loan Agreement, which are attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 28, 2024, the Company issued a press release announcing the Fourth Amended and Restated Credit Agreement and the $30 Million Second Amended and Restated Shareholder’s Loan Agreement, which is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Caution Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Exchange Act. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements, include, without limitation: the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the impact of rising interest rates; changes in economic conditions, including inflationary trends in the price of raw materials; our reliance on information technology and the associated risk involving potential security lapses and/or cyber-attacks; variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the internal control matters; the Company’s obligations to indemnify past and present directors and officers and certain current and former employees with respect to the investigations conducted by the SEC which will be funded by the Company with its existing cash resources due to the exhaustion of its historical primary directors’ and officers’ insurance coverage; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports from China on the Company’s supply chain; impact on the global economy of the war in Ukraine; the impact of supply chain interruptions and raw material shortages; the potential impact of higher warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting and retaining key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s common stock par value $0.001 (the “Common Stock”) from the NASDAQ Stock Market (“NASDAQ”) and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s subsequent filings with the SEC.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fourth Amended and Restated Uncommitted Revolving Credit Agreement, dated as of March 22, 2024, among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Standard Chartered Bank, as administrative agent.

10.2	$30 Million Second Amended and Restated Shareholder’s Loan Agreement, dated as of March 22, 2024, between the Company and Weichai America Corp.

99.1	Press release announcing Fourth Amended and Restated Credit Agreement and $30 Million Second Amended and Restated Shareholder’s Loan Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: March 28, 2024	By:	/s/ Xun Li
Xun Li
Chief Financial Officer